UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, the Executive Compensation Committee (the “Committee”) of the Board of Directors of USA Truck, Inc. (the "Company") took certain actions with respect to executive compensation under the Company's 2014 Omnibus Incentive Plan.

The Committee approved a management bonus plan (the “2016 Management Bonus Plan”) that rewards participants, including John R. Rogers, our Chief Executive Officer, and Michael K. Borrows, our Executive Vice President and Chief Financial Officer, with cash bonuses based on the achievement of certain performance objectives for the year ending December 31, 2016. Under the 2016 Management Bonus Plan, Mr. Rogers may receive a cash payout of up to 150% of his base salary depending upon the Company achieving certain asset light net revenue, Trucking segment operating ratio, and return on invested capital performance objectives set by the Committee, subject to certain adjustments (the “2016 Company Goals”). Mr. Borrows may receive a cash payout of up to 100% of his base salary under the 2016 Management Bonus Plan, based upon the attainment of the 2016 Company Goals, weighted at 70%, and attainment of certain individual goals, weighted at 30%. The Committee determined that increasing the percentage tied to the Company goals to 70% in 2016 from 50% in 2015 further incentivizes alignment with consolidated performance.

The Committee approved a short-term incentive plan (the "2016 STIP"), under which the participants, including Messrs. Rogers and Borrows, are eligible to receive certain equity awards with time-based vesting to incentivize retention. 2016 STIP participants are eligible to receive equity awards in the form of restricted stock, with a performance period of the year ending December 31, 2016 (the "STIP Performance Period"). In January 2016, the Committee approved a grant to Mr. Rogers of 12,152 shares of restricted stock and a grant to Mr. Borrows of 8,721 shares of restricted stock, subject to vesting restrictions under the 2016 STIP.  The restricted stock received under the 2016 STIP will be earned at the conclusion of the STIP Performance Period, with 50% of the restricted stock, representing 20% of salary at the time of the grant, earned upon continuous employment through the STIP Performance Period, and with the opportunity to earn a maximum of 100% of the restricted stock, which represents 40% of base salary at the time of the grant, based upon achievement of the 2016 Company Goals. The restricted shares earned at the end of the STIP Performance Period, are subject to additional time-based vesting in equal annual installments through January 31, 2020, as well as continued employment and certain other forfeiture provisions.

The Committee approved a long-term incentive plan (the "2016 LTIP"), under which the participants, including Messrs. Rogers and Borrows, are eligible to receive certain long-term equity awards. 2016 LTIP participants are eligible to receive equity awards in the form of restricted stock, with a performance period from January 1, 2016, through December 31, 2018.  In January 2016, the Committee approved a grant to Mr. Rogers of 45,568 shares of restricted stock and a grant to Mr. Borrows of 21,802 shares of restricted stock, subject to vesting restrictions under the 2016 LTIP. The restricted stock received under the 2016 LTIP will vest at the conclusion of the three-year performance period, subject to achievement of certain levels of return on invested capital, subject to certain adjustments, with the opportunity to earn between a minimum of 33.33% of the restricted stock, which represents 50% of base salary at the time of the grant for Mr. Rogers and 33.33% of base salary at the time of the grant for Mr. Borrows, and a maximum of 100% of the restricted stock, which represents 150% of base salary at the time of the grant for Mr. Rogers and 100% of base salary at the time of the grant for Mr. Borrows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TRUCK, INC.
(Registrant)

Date: April 1, 2016	By:	/s/ Michael K. Borrows
Michael Borrows
Executive Vice President and Chief Financial Officer